UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On December 2, 2013, NCR Corporation, a Maryland corporation (“NCR”) announced that at 5:00 p.m. (Eastern) on December 2, 2013, it would host a conference call with analysts and investors to discuss the acquisitions of Digital Insight Corporation (“Digital Insight”) and Alaric Systems Limited (“Alaric Systems”). A copy of supplementary materials that will be referred to in the conference call, and which will be posted to NCR’s website, is attached hereto as Exhibit 99.1.
The information provided pursuant to this Item 7.01 is to be considered “furnished” pursuant to Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any of NCR’s reports or filings under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such report or filing.

Item 8.01    Other Events
On December 2, 2013, NCR issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing that it had (i) entered into an Agreement and Plan of Merger dated December 2, 2013 pursuant to which NCR would acquire Digital Insight and (ii) consummated the acquisition of Alaric Systems.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.            Description

99.1	Investor Presentation dated December 2, 2013
99.2                Press release issued December 2, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date:	December 2, 2013	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels Senior Vice President, General Counsel and Corporate Secretary

Index to Exhibits
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.            Description

99.1	Investor Presentation dated December 2, 2013
99.2                Press Release issued December 2, 2013